Exhibit 99.1

JP Energy Partners LP Announces Second Quarter 2015 Financial Results

IRVING, Texas, August 10, 2015 — JP Energy Partners LP (NYSE: JPEP) (“JP Energy,” “we,” “our,” or “us”) today announced second quarter 2015 financial and operating results.

JP Energy reported Adjusted EBITDA of $7.1 million for the second quarter of 2015, compared to $3.5 million for the second quarter of 2014, and reported a loss from continuing operations of $4.9 million for the second quarter of 2015, compared to a loss from continuing operations of $11.0 million for the second quarter of 2014. Distributable Cash Flow was $4.4 million for the second quarter of 2015.

For the six months ended June 30, 2015, JP Energy reported $22.2 million of Adjusted EBITDA, an 85% increase compared to $12.0 million for the first six months of 2014, and reported a loss from continuing operations of $4.3 million for the first six months of 2015 compared to a loss from continuing operations of $19.2 million for the same period of 2014. Distributable Cash Flow was $18.1 million for the first six months of 2015.

“The benefits of our well-diversified operating platform have been on clear display for the first six months of the year, and during the most recent quarter,” said J. Patrick Barley, Executive Chairman and Chief Executive Officer of JP Energy. “Our second quarter Adjusted EBITDA continued to grow in three of our four segments when compared to our results for the same period last year, highlighting the quality of our assets. We also successfully completed an accretive NGL acquisition during the second quarter, and we announced a strategic interconnection of our Silver Dollar Pipeline system, further enhancing the connectivity and diversity of our Midland Basin pipeline system. We remain committed to maintaining a conservative balance sheet, controlling expenses and executing on the growth initiatives we have invested in over the last couple of years to continue creating value for our unitholders.”

Review of Segment Performance

NGL distribution and sales — Adjusted EBITDA for the NGL Distribution and Sales segment was $4.8 million for the second quarter of 2015, compared to $2.4 million for the second quarter of 2014. The increase was primarily a result of higher average margins from more favorable market conditions, an increase in sales volumes as a result of organic growth in our customer base as well as the acquisition of Southern Propane in May 2015.

Crude oil pipelines and storage — Adjusted EBITDA for the Crude Oil Pipelines and Storage segment was $6.1 million for the second quarter of 2015, compared to $5.2 million for the second quarter of 2014. The increase was primarily due to higher volumes from the expansion of the Silver Dollar Pipeline System in the fourth quarter of 2014.

Crude oil supply and logistics — Adjusted EBITDA for the Crude Oil Supply and Logistics segment was a loss of $0.3 million for the second quarter of 2015, compared to a gain of $1.0 million for the second quarter of 2014. The decrease was primarily due to a $1.2 million decrease in adjusted gross margin, partially offset by higher crude oil sales volumes from the expansions of the Silver Dollar Pipeline System in the fourth quarter of 2014 and new contracts signed in the first half of 2015.

Refined products terminals and storage — Adjusted EBITDA for the Refined Products Terminals and Storage segment was $2.5 million for the second quarter of 2015, compared to $0.3 million for the second quarter of 2014. The increase was primarily due to the $2.7 million one-time charge recorded in the second quarter of 2014.

Recent Developments

On August 4, 2015, Jeremiah J. Ashcroft III, Executive Vice President and Chief Operating Officer of JP Energy GP II LLC, the general partner of JP Energy Partners LP, submitted his resignation effective August 28, 2015. He has accepted the Chief Executive Officer position with another company in the ArcLight portfolio of companies.

In May 2015, we completed our previously announced acquisition of substantially all of the assets of Southern Propane Inc. (“Southern”), a Houston-based industrial and commercial propane distribution and logistics company for approximately $16.3 million after customary closing adjustments. The transaction was funded through the use of borrowings from our revolving credit facility and the issuance of common units.

Cash Distributions

On July 28, 2015, JP Energy announced that it would pay on August 14, 2015, to unitholders of record on August 7, 2015, a cash distribution of $0.3250 per common and subordinated unit for the three month period ended June 30, 2015.

Earnings Conference Call Information

We will hold a conference call on Tuesday, August 11, 2015, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss our second quarter 2015 financial results. The call can be accessed live over the telephone by dialing (877) 407-0784, or for international callers, (201) 689-8560. A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176, or for international callers (858) 384-5517. The passcode for the replay is 13614756.  The replay will be available until August 25, 2015.

Interested parties may also listen to a simultaneous webcast of the call on our website at www.jpenergypartners.com under the “Investors” section. A replay of the webcast will also be available for approximately 30 days following the call.

About JP Energy Partners LP

JP Energy Partners LP (JPEP) is a publicly traded, growth-oriented limited partnership that owns, operates, develops and acquires a diversified portfolio of midstream energy assets. Our operations currently consist of: (i) crude oil pipelines and storage; (ii) crude oil supply and logistics; (iii) refined products terminals and storage; and (iv) NGL distribution and sales, which together provide midstream infrastructure solutions for the growing supply of crude oil, refined products and NGLs in the United States. To learn more, please visit our website at www.jpenergypartners.com.

Form 10-K Filing

JP Energy Partners LP previously filed with the Securities and Exchange Commission (the “SEC”) its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Form 10-K”) on March 11, 2015. An electronic copy of the Form 10-K (including these financial statements) is available on JPE’s website at www.jpenergypartners.com under the “Investors” section, and also may be obtained through the SEC’s website at www.sec.gov. Interested parties also may receive a hard copy of the Form 10-K and these financial statements free of charge upon request to the secretary of our general partner at our principal executive offices. Our principal executive offices are located at 600 East Las Colinas Blvd Suite 2000, Irving, Texas 75039, and our telephone number is (866) 912-3714.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, distributable cash flow and adjusted gross margin are supplemental, non-GAAP financial measures used by management and by external users of our financial statements, such as investors and commercial banks, to assess:

•                  our operating performance as compared to those of other companies in the midstream sector, without regard to financing methods, historical cost basis or capital structure;

•                  the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•                  our ability to incur and service debt and fund capital expenditures; and

•                  the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of Adjusted EBITDA, distributable cash flow and adjusted gross margin provides information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to Adjusted EBITDA and distributable cash flow are net income (loss) and cash flow from operating activities, respectively, and the GAAP measure most directly comparable to adjusted gross margin is operating income (loss). These non-GAAP measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures exclude some, but not all, items that affect the most directly comparable GAAP financial measure. Because Adjusted EBITDA, distributable cash flow and adjusted gross margin may be defined differently by other companies in the our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

We define Adjusted EBITDA as net income (loss) plus (minus) interest expense (income), income tax expense (benefit), depreciation and amortization expense, asset impairments, (gains) losses on asset sales, certain non-cash charges such as non-cash equity compensation, non-cash vacation expense, non-cash (gains) losses on commodity derivative contracts (total (gain) loss on commodity derivatives less net cash flow associated with commodity derivatives settled during the period) and selected (gains) charges and transaction costs that are unusual or non-recurring. We define distributable cash flow as Adjusted EBITDA plus proceeds from the sale of assets, less net cash interest paid, income taxes paid and maintenance capital expenditures. We define adjusted gross margin as total revenues minus cost of sales, excluding depreciation and amortization, and certain non-cash charges such as non-cash vacation expense and non-cash gains (losses) on derivative contracts (total gain (losses) on commodity derivatives less net cash flow associated with commodity derivatives settled during the period).

Forward-Looking Statements

Disclosures in this press release contain “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to the price of, and the demand for, crude oil, refined products and NGLs in the markets we serve; the volumes of crude oil that we gather, transport and store, the throughput volumes at our refined products terminals and our NGL sales volumes; the fees we receive for the crude oil, refined products and NGL volumes we handle; pressures from our competitors, some of which may have significantly greater resources than us; the cost of propane that we buy for resale, including due to disruptions in its supply, and whether we are able to pass along cost increases to our customers; competitive pressures from other energy sources such as natural gas, which could reduce existing demand for propane; the risk of contract cancellation, non-renewal or failure to perform by our customers, and our inability to replace such contracts and/or customers; leaks or releases of hydrocarbons into the environment that result in significant costs and liabilities; the level of our operating, maintenance and general and administrative expenses; regulatory action affecting our existing contracts, our operating costs or our operating flexibility; failure to secure or maintain contracts with our largest customers, or non-performance of any of those customers under the applicable contract; competitive conditions in our industry; changes in the long-term supply of and demand for oil and natural gas; volatility of fuel prices; actions taken by our customers, competitors and third-party operators; our ability to complete growth projects on time and on budget; inclement or hazardous weather conditions, including flooding, and the physical impacts of climate change; environmental hazards; industrial accidents; changes in laws and regulations (or the interpretation thereof) related to the transportation, storage or terminaling of crude oil and refined products or the distribution and sales of NGLs; fires, explosions or other accidents; the effects of future litigation; and other factors discussed from time to time in each of our documents and reports filed with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and we do not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

JP ENERGY PARTNERS LP

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2015	2014
	(in thousands, except unit data)
ASSETS

Current assets
Cash and cash equivalents	$2,421	$3,325
Restricted cash	600	600
Accounts receivable, net	94,274	108,725
Receivables from related parties	8,389	10,548
Inventory	30,142	20,826
Prepaid expenses and other current assets	10,106	4,915
Total Current Assets	145,932	148,939

Non-current assets
Property, plant and equipment, net	282,992	262,148
Goodwill	254,559	248,721
Intangible assets, net	146,123	148,311
Deferred financing costs and other assets, net	4,656	5,054
Total Non-Current Assets	688,330	664,234
Total Assets	$834,262	$813,173

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities
Accounts payable	$83,349	$88,052
Accrued liabilities	33,087	28,971
Capital leases and short-term debt	133	229
Customer deposits and advances	2,526	5,050
Current portion of long-term debt	401	383
Total Current Liabilities	119,496	122,685

Non-current liabilities
Long-term debt	130,997	84,125
Other long-term liabilities	3,978	5,683
Total Liabilities	254,471	212,493

Commitments and Contingencies

Partners’ capital
General partner interest	2,604	—
Common units (22,119,170 and 21,852,219 units authorized as of June 30, 2015 and December 31, 2014 respectively; 18,466,309 and 18,209,519 units issued and outstanding as of June 30, 2015 and December 31, 2014, respectively)	305,698	315,630

Subordinated units (18,197,249 units authorized; 18,148,898 and 18,197,249 units issued and outstanding as of June 30, 2015 and December 31, 2014, respectively)	271,489	285,050
Total Partners’ Capital	579,791	600,680
Total Liabilities and Partners’ Capital	$834,262	$813,173

JP ENERGY PARTNERS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in thousands, except unit and per unit data)
REVENUES:
Crude oil sales	$288,520	$389,401	$520,437	$730,406
Gathering, transportation and storage fees	6,929	7,698	13,880	15,795
NGL and refined product sales	38,070	43,297	92,255	107,098
Refined products terminals and storage fees	3,068	3,005	6,176	5,668
Other revenues	3,900	3,746	7,025	6,850
Total revenues	340,487	447,147	639,773	865,817

COSTS AND EXPENSES:
Cost of sales, excluding depreciation and amortization	301,858	415,304	556,748	798,193
Operating expense	17,946	19,113	34,557	35,266
General and administrative	10,981	11,251	25,456	23,879
Depreciation and amortization	12,086	10,071	23,425	20,165
Loss on disposal of assets, net	1,279	305	1,409	661
Total costs and expenses	344,150	456,044	641,595	878,164

OPERATING LOSS	(3,663)	(8,897)	(1,822)	(12,347)

OTHER INCOME (EXPENSE)
Interest expense	(1,382)	(2,292)	(2,555)	(5,551)
Loss on extinguishment of debt	—	—	—	(1,634)
Other income, net	337	396	356	504

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(4,708)	(10,793)	(4,021)	(19,028)

Income tax expense	(229)	(213)	(251)	(156)

LOSS FROM CONTINUING OPERATIONS	(4,937)	(11,006)	(4,272)	(19,184)

DISCONTINUED OPERATIONS
Net loss from discontinued operations	—	(9,203)	—	(9,608)

NET LOSS	$(4,937)	$(20,209)	$(4,272)	$(28,792)

Basic and diluted loss per unit
Net loss allocated to common units	$(2,419)		$(2,069)
Weighted average number of common units outstanding	18,356,902		18,281,786
Basic and diluted loss per common unit	$(0.13)		$(0.11)

Net loss allocated to subordinated units	$(2,518)		$(2,203)
Weighted average number of subordinated units outstanding	18,149,629		18,167,625
Basic and diluted loss per subordinated unit	$(0.14)		$(0.12)

Distribution declared per common and subordinated unit	$0.325		$0.65

JP ENERGY PARTNERS LP

NON-GAAP RECONCILIATIONS

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
	(in thousands)
Segment Adjusted EBITDA
Crude oil pipelines and storage	$6,129	$5,178	$11,605	$10,146
Crude oil supply and logistics	(312)	963	1,671	1,658
Refined products terminals and storage	2,518	288	5,340	5,141
NGL distribution and sales	4,843	2,394	16,941	7,646
Discontinued operations	—	904	—	983
Corporate and other	(6,120)	(6,187)	(13,310)	(13,536)
Total Adjusted EBITDA	7,058	3,540	22,247	12,038
Depreciation and amortization	(12,086)	(10,071)	(23,425)	(20,165)
Interest expense	(1,382)	(2,292)	(2,555)	(5,551)
Loss on extinguishment of debt	—	—	—	(1,634)
Income tax expense	(229)	(213)	(251)	(156)
Loss on disposal of assets, net	(1,279)	(305)	(1,409)	(661)
Unit-based compensation	(121)	(302)	(552)	(584)
Total gain (loss) on commodity derivatives	(5,691)	(103)	(4,920)	32
Net cash (receipts) payments for commodity derivatives settled during the period	5,222	45	8,415	(588)
Non-cash inventory costing adjustment	3,906	—	991	—
Transaction costs and other	(335)	(401)	(2,813)	(932)
Discontinued operations	—	(10,107)	—	(10,591)
Net loss	$(4,937)	$(20,209)	$(4,272)	$(28,792)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
	(in thousands)
Segment Adjusted gross margin
Crude oil pipelines and storage	$7,331	$6,271	$13,998	$12,367
Crude oil supply and logistics	2,197	3,404	7,190	6,474
Refined products terminals and storage	3,411	3,944	7,044	9,806
NGL distribution and sales	22,253	18,463	50,611	39,906
Total Adjusted gross margin	35,192	32,082	78,843	68,553
Operating expenses	(17,946)	(19,113)	(34,557)	(35,266)
General and administrative	(10,981)	(11,251)	(25,456)	(23,879)
Depreciation and amortization	(12,086)	(10,071)	(23,425)	(20,165)
Loss on disposal of assets, net	(1,279)	(305)	(1,409)	(661)
Total gain (loss) on commodity derivatives	(5,691)	(103)	(4,920)	32
Net cash (receipts) payments for commodity derivatives settled during the period	5,222	45	8,415	(588)
Non-cash inventory costing adjustment	3,906	—	991	—
Other non-cash items	—	(181)	(304)	(373)
Operating loss	$(3,663)	$(8,897)	$(1,822)	$(12,347)

JP ENERGY PARTNERS

NON-GAAP RECONCILIATION (CONTINUED)

(Unaudited)

Three months ended June 30, 2015	Six months ended June 30, 2015
(in thousands)
Net cash provided by operating activities	$15,882	$19,322
Depreciation and amortization	(12,086)	(23,425)
Derivative valuation changes	(406)	3,602
Amortization of deferred financing costs	(228)	(455)
Unit-based compensation	(121)	(552)
Loss on disposal of assets	(1,279)	(1,409)
Bad debt expense	(225)	(692)
Other non-cash items	257	186
Changes in assets and liabilities	(6,731)	(849)
Net loss	$(4,937)	$(4,272)
Depreciation and amortization	12,086	23,425
Interest expense	1,382	2,555
Income tax expense	229	251
Loss on disposal of assets, net	1,279	1,409
Unit-based compensation	121	552
Total gain on commodity derivatives	5,691	4,920
Net cash receipts (payments) for commodity derivatives settled during the period	(5,222)	(8,415)
Non-cash inventory costing adjustment	(3,906)	(991)
Transaction costs and other	335	2,813
Adjusted EBITDA	$7,058	$22,247
Less:
Cash interest paid, net of interest income	1,084	1,971
Cash taxes paid	450	450
Maintenance capital expenditures	1,738	2,727
Plus:
Proceeds from the sale of assets	651	1,001
Distributable cash flow	$4,437	$18,100
Less:
Distributions	12,045	24,011
Amount in excess of (less than) distributions	$(7,608)	$(5,911)
Distribution coverage	0.37	x	0.75	x

JP ENERGY PARTNERS

SUPPLEMENTAL OPERATIONAL DATA

(Unaudited)

		Three months ended June 30,
Segment	Key Operational Data	2015	2014	Change

Crude oil pipelines and storage	Crude oil pipeline throughput (Bbls/d) (1)	29,541	21,158	8,383
Crude oil supply and logistics	Crude oil sales (Bbls/d)	70,605	41,476	29,129
Refined products terminals and storage	Terminal and storage throughput (Bbls/d)	61,073	66,814	(5,741)
NGL distribution and sales	NGL and refined product sales (Mgal/d)	180	165	15

(1)         Represents the average daily throughput volume in our crude oil pipelines operations.  The volumes in our crude oil storage operations have no effect on operations as we receive a set fee per month that does not fluctuate with the volume of crude oil stored.

Source: JP Energy Partners LP

JP Energy Partners LP

Investor Relations, 866-912-3714

investorrelations@jpep.com